EXHIBIT 10.12(a)
                                                                ----------------

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BASED UPON A REQUEST FOR CONFIDENTIAL TREATMENT.

                                LICENCE AGREEMENT
            is made and entered into as of this 18th day of July 2000

                                     between

                       TEVA PHARMACEUTICAL INDUSTRIES LTD.
 a limited liability company incorporated under the laws of Israel, of 5, Basel
     Street, 49131 Petach Tiqva, Israel (hereinafter referred to as "TEVA")

                                       and

                            LABORATORIOS BELMAC,S.A.
      a limited liability company incorporated under the laws of Spain, of
                 Montearagon, 9 - 1.(a)pta, 28033 Madrid, Spain

                                       and

                             LABORATORIOS DAVUR S.L.
 a limited liability company incorporated under the laws of Spain, of Lopez de
                        Hoyos 327, 28043, Madrid, Spain

                          ( "LICENSEES " defined below)

WHEREAS TEVA together with its Affiliates is developing and/or has developed and is engaged, inter alia, in the manufacture, distribution, marketing and sale of certain finished pharmaceutical products ( "Products" as defined hereunder), from which specifically are excluded TEVA's oncology products other than the solid dose formulations thereof; and

WHEREAS it is the intention of TEVA together with its Affiliates to commence with the registration, marketing, distribution and sale of the Products in the Territory (as defined hereinafter) as soon as possible, and that for such purposes, TEVA together with its Affiliates wishes to appoint LICENSEES as non-exclusive Marketing Authorisation Holder of certain Products and to license on a non-exclusive basis the registration dossiers of such Products that TEVA together with its Affiliates owns or has in its possession to LICENSEES with the purpose of submitting the registration dossiers with the relevant regulatory authorities in the Territory in order to obtain marketing authorisations for the Products in the Territory and to supply LICENSEES with the Products in the Territory;

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WHEREAS        LICENSEES have the capability and the facilities to register, import, promote, package, sell, market and distribute pharmaceutical products in the Territory; and

WHEREAS LICENSEES wish to accept their appointment as non-exclusive holders of Marketing Authorisation and to acquire the non-exclusive licence right of the registration dossiers of certain Products and be supplied with their requirements of such Products for marketing, distribution and sale in the Territory, subject to the terms and conditions of this Agreement.

WHEREAS TEVA and LICENSEES wish to confirm in writing the undertakings described above as well as other mutual undertakings with respect to other Products described herein.

NOW THEREFORE THE PARTIES HERETO AGREE AS FOLLOWS:

1.        INTERPRETATION AND DEFINITION

1.1 The preamble to this Agreement forms an integral part hereof. Clause headings in this Agreement are intended solely for convenience of reference and shall be given no effect in the interpretation of this Agreement. All agreed upon and signed annexes to this Agreement, whether attached at the time of signature hereof or at any time thereafter, shall be construed as an integral part of this Agreement. In this Agreement, the following expressions shall bear the meanings assigned to them below and cognate expressions shall bear corresponding meanings:

          1.1.1 "Affiliates" shall mean with respect to either party, any person, corporation, company, partnership, joint venture or other entity controlling, controlled by or under common control with such party.

                     "Control" shall mean the holding of 50% or more of the
                    common voting stock or ordinary shares in, or the right to appoint 50% or more of the directors of, or the right to share in 50% or more of the profits of, the said corporation, company, partnership, joint venture or entity.

          1.1.2 "A Products" shall mean Products being the primary objects of this Agreement and the Supply Agreement between TEVA together with its Affiliates and LICENSEES set forth in Appendix A of this Agreement of which the Dossier is either complete for submission to the Regulatory Authorities or in development. Such list shall be amended from time to time to include additional future Products to be mutually agreed upon between the Parties and/or delete any Products of which development has been abandoned for whatever reason.


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          1.1.3     "B Products" shall mean Products as listed in Appendix B,
                    which are excluded from A Products solely on the grounds that such Products are already being Commercialised by LICENSEES under LICENSEES' existing contractual commitments. LICENSEES agree to undertake the regulatory endeavours for TEVA's B Product Dossiers under Article 4 of this Agreement on behalf of TEVA. Such list may be amended from time to time by agreement of TEVA and LICENSEES to include additional future Products.

          1.1.4 "Commercialise" / "Commercialisation" shall mean the activities carried out in the Territory pertaining to the importation into, packaging, distribution, marketing and sale of Products.

          1.1.5 "C Products" shall mean a list of Products to be attached as Appendix C to this Agreement for which Products Licensees have limited resources available for Commercialisation. LICENSEES agree to undertake the regulatory endeavours under
                    Article 4 of this Agreement on behalf of TEVA. Such list may be amended from time to time by agreement of TEVA and LICENSEES to include additional future Products.

          1.1.6 "Dossier" shall mean the A Product and/or B Product and/or C Product registration file, as the case may be, which shall contain all necessary information and data, including without limitation pharmacokinetic and stability studies, expert reports, the open part of the Drug Master File, to be submitted to the Regulatory Authorities in order to obtain the Marketing Authorisation for such Product in the Territory.

          1.1.7 "LICENSEES" shall mean Laboratorios Belmac, S.A. which is owned 100% by Bentley Pharmaceuticals, Inc. and/or Laboratorios Davur S.L. which is owned 100% by Laboratorios Belmac, S.A., except in both cases shares are held by directors of each company.

          1.1.8 "Marketing Authorisation" shall mean any approvals, licences and permits, including any price and reimbursement approvals, required by the Regulatory Authorities in the Territory for the


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                    importation, distribution, marketing and sale of A Products and/or B Products and/or C Products in the Territory.

          1.1.9 "Products" shall mean finished pharmaceutical products ready for use in humans, from which definition oncology products other than the solid dose formulations thereof are excluded, now or hereafter developed by TEVA or its Affiliates, or, now or hereafter in development by TEVA or its Affiliates, for which TEVA or both Parties have expressed the interest and commitment to Commercialise in the Territory. The definition may be extended to include Dossiers that have not been developed by TEVA and/or its Affiliates, to which title belongs to TEVA and/or its Affiliates now or hereafter. Products that have been initially classified as B Products or C Products may at any time during the term of this Agreement be re-classified in A, B, or C Products, if agreed in writing between the Parties.

          1.1.10 "Regulatory Authorities" shall mean any government body or public organisation responsible for all regulatory matters, including those incidental thereto, concerning the Commercialisation of finished pharmaceutical products in the Territory.

          1.1.11 "Supply Agreement" shall mean the supply agreement entered into between the Parties at the same date of this Agreement.

          1.1.12 "Territory" shall mean Spain, including its geographic territories and possessions and other regions as agreed between the Parties in writing.

          1.1.13 "TEVA Regulatory Contact" shall mean TEVA, consultants or any party that is so designated by TEVA from time to time, responsible for the co-ordination and process of certain regulatory matters on behalf of TEVA under this Agreement. TEVA shall advise LICENSEES of any changes to the contact details of Teva Regulatory Contact.

2.        APPOINTMENT MARKETING AUTHORISATION HOLDER

2.1 TEVA appoints each of the LICENSEES as non-exclusive Marketing Authorisation Holder for the A Products in the Territory, which each of the LICENSEES accepts, and as such, the LICENSEES shall be permitted to Commercialise the A Products in the Territory.


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2.2       TEVA grants each of the LICENSEES for the term of this Agreement a royalty free non-exclusive licence in the Territory of the A Product Dossiers, which LICENSEES accept, for the sole purpose of LICENSEES submitting the A Product Dossiers with the relevant Regulatory Authorities in order to obtain each in their own name one or more Marketing Authorisations of the respective A Products in the Territory.

2.3 TEVA grants LICENSEES (each or both as the case may be) for the term of this Agreement a royalty free non-exclusive limited licence in the Territory of the B Product and C Product Dossiers from TEVA, which LICENSEES accept. Such licence is restricted to LICENSEES' sole use of submitting the B Product Dossier and C Product Dossier from TEVA with the relevant Regulatory Authorities in order to obtain in their own name one or more Marketing Authorisations of the respective B Products and/or C Products from TEVA in the Territory as agreed in writing between the Parties. For clarity purposes, the licence granted under this Clause shall be restricted to one or more Marketing Authorisations per B Product and C Product to be obtained and maintained by the LICENSEES in the aggregate. LICENSEES shall not be permitted to Commercialise the B Products and C Products from TEVA in the Territory without prior written authorisation from TEVA.

2.4 All proprietary rights to the A Product, B Product and C Product Dossiers from TEVA shall not be assigned to LICENSEES and shall remain fully vested in TEVA and LICENSEES shall not be allowed to use the A Product, B Product and C Product Dossier from TEVA for any other purpose than that described in Clause 2.1 above and in the Supply Agreement in respect of A Products and Clause 2.3 above in respect of B Products and C Products from TEVA.

2.5 LICENSEES shall maintain the Marketing Authorisations of A Products, B Products and C Products from TEVA in their own name and shall refrain from granting any cross-referral, duplicate access and so-called piggy-backs to any party without prior written authorisation from TEVA.

3.        MUTUAL CO-OPERATION

3.1 From time to time TEVA shall provide, in its discretion, LICENSEES with a list of Products with the object of inclusion in this Agreement and the Supply Agreement. From such list LICENSEES shall identify, in their discretion, the A Products, which shall be affixed to this Agreement and the Supply Agreement as addendum. TEVA shall have the right to remove any A Products from such list at any time prior to the date of transfer by TEVA of the A Product Dossier to LICENSEES pursuant to Clause 4.2 below.


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3.2       Both Parties shall identify from the Products that have not been identified as A Products pursuant to Clause 3.1 above, the B Products, which shall be affixed to this Agreement as addendum. Without derogation to Clause 2.3 above LICENSEES shall use their best efforts to find suitable partners for TEVA to Commercialise the B Products in the Territory.

4.        MUTUAL REGULATORY ENDEAVOURS

4.1 TEVA shall provide LICENSEES with the Dossiers of the A Products and any other necessary information in the English language to submit the Dossiers to the relevant Regulatory Authorities to obtain the Marketing Authorisation in the Territory in their own name. TEVA undertakes to sign all necessary waivers or letters of approval with the sole purpose of enabling the granting of the Marketing Authorisation to LICENSEES.

          Parties acknowledge and agree that the anticipated data package availability set forth in Appendix D are subject to change. TEVA shall inform LICENSEES of any changes to such dates.

4.2 TEVA shall transfer by mutual consent the A Product Dossier to each of the LICENSEES from the anticipated date of data package availability. The transfer by TEVA of the A Product Dossier shall be subject to the condition precedent of TEVA's prior receipt from each of the LICENSEES of a letter of access concerning the relevant Dossier and Marketing Authorisation, or similar document, together with the power of attorney from each of the LICENSEES to TEVA to sign on behalf of Licensees such notice, or similar document solely in the Permitted Event (as defined hereunder) under this Agreement in form and substance satisfactory to TEVA,

          LICENSEES shall submit the Dossiers of the A Products with the Regulatory Authorities within six (6) months of the date of their receipt from TEVA . LICENSEES shall provide TEVA with copies of the Acknowledgement of Receipt from the Regulatory Authorities of each submitted Dossier. LICENSEES shall be responsible for an accurate translation of the Dossiers of the A Products and any other necessary information in Spanish. LICENSEES shall provide TEVA upon its request with copies of such translations free of charge.

          Licensees shall submit the Dossiers of the A Products to the Regulatory Authorities in the Territory in accordance with all applicable laws and regulations, including without limitation data exclusivity rules, applicable now or hereafter in the Territory.


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4.3       TEVA shall provide LICENSEES with any additional information and assistance required answering any questions raised by the Regulatory Authorities in respect of the submissions pursuant to Clause 4.2 above. The information and assistance to be provided by TEVA shall be based on data and information available with TEVA at the time of the request from the Regulatory Authorities for additional information. LICENSEES shall refrain from answering any questions concerning Part II of the Dossier without prior written authorisation from TEVA.

          In the event any request from the Regulatory Authorities requires additional studies, data or other information involving substantial work and/or costs, Parties will engage in good faith discussions to decide whether the Marketing Authorisation procedure of the respective A Product is to be progressed. If it is decided to continue such procedure Parties shall agree on each Parties' share in the costs involved.

4.4 LICENSEES shall be responsible for obtaining Marketing Authorisations of the A Products and the maintenance thereof, including without limitation any renewals and/or variations. LICENSEES shall bear all fees, costs and expenses incurred in connection hereof.

4.5 TEVA shall use its best reasonable efforts to assist LICENSEES with the validating and updating of the Dossier and corresponding Marketing Authorisation as required by local regulations during the term of this Agreement.

4.6 LICENSEES shall provide TEVA with photocopies of the Marketing Authorisations granted to LICENSEES, including without limitation any renewal certificates.

4.7 The regulatory endeavours of TEVA under this Article shall be undertaken by TEVA Regulatory Contact.

4.8 The provisions of and mutual undertakings under this Article shall also apply to B Products and C Products from TEVA to be agreed upon by the Parties, except that all cost related to the C Products as referred to in Clause 4.4 above shall be paid by TEVA. If, however, by written consent of the Parties a C Product becomes an A Product, Licensees will refund such costs to TEVA. LICENSEES shall provide TEVA with the specification of all cost involved subject to TEVA's approval prior to Licensees' undertakings under this Article.

5.        REPRESENTATIONS AND WARRANTIES


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5.1       TEVA represents and warrants to the best of its knowledge after reasonable enquiry that the development of the A Product, B Product and C Product Dossiers from TEVA and the manufacture, use and sale of the A Product has not infringed any third party intellectual property rights, it being understood that the sale of certain A Products in the Territory is anticipated to be cleared from patent protection on the dates mentioned in Appendix E. For the avoidance of any doubt, the anticipated dates set forth in Appendix E are based on the information available to TEVA at the date of this Agreement. TEVA shall inform LICENSEES in writing of any information becoming available to TEVA in the future that would alter such dates.

5.2 TEVA represents and warrants that each of the A Product, B Product and C Product Dossier from TEVA is valid and comply, to the best of its knowledge, with the standards and specifications in force on the date on which it was transferred to LICENSEES. TEVA represents that it or its Affiliates has the full right, title and interest in the A Products and C Products and the right to grant the interests thereto provided in this Agreement.

5.3 TEVA and LICENSEES each represent and warrant it has all required permits, approvals, regulatory licences and resources to carry on its business and to undertake the activities contemplated in this Agreement.

5.4 TEVA and LICENSEES each represent and warrant to the best of their knowledge after reasonable enquiry that their trademarks or marks to be used in the Commercialisation of the A Products have not infringed any third party trademark rights.

5.5 Licensees represent and warrant to the best of their knowledge after reasonable enquiry that their undertakings under this Agreement, including without limitation their regulatory endeavours under Article 4 and Commercialisation under Article 6 have not infringed any third party intellectual property rights.

5.6 TEVA and LICENSEES agree to notify each other promptly if the representations under this Article are no longer true.

6.        LAUNCH OF A PRODUCT ON MARKET

6.1 LICENSEES shall Commercialise each A Product in the Territory within 24 months following the date of grant of the respective Marketing Authorisation. If on the date of such Commercialisation patent rights to a certain A Product owned by a third party have not expired, LICENSEES


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          shall then Commercialise such A Product within two (2) months following such expiry date.

          Parties entered into the Supply Agreement on the same date of this Agreement.

6.2 During the term of LICENSEES' appointment as Marketing Authorisation Holder under this Agreement, neither LICENSEES, nor its Affiliates, shall directly or indirectly without prior authorisation of TEVA (i) solicit customers for the A Products outside the Territory, (ii) establish a branch or distribution depot for the A Products outside the Territory and (iii) sell the A Products outside the Territory in whatever form or fashion.

6.3 LICENSEES shall Commercialise each A Product in the Territory under their own trademarks or marks. Such trademarks or marks used by LICENSEES shall remain the exclusive property of LICENSEES.

7.        MATERIAL EVENT

7.1 The following occurrences shall be considered a Material Event for A Products for purposes of this Agreement and the Supply Agreement:

          7.1.1 for each respective A Product, where LICENSEES fail to place a purchase order for such A Product with TEVA within 24 months of the date of the respective Marketing Authorisation, or such later date pursuant to Article 6 of this Agreement; or

          7.1.2 for all A Products, where LICENSEES shall come under the direct or indirect or de facto direction or control of any party other than the direction or control which such parties are under on the date of this Agreement; or

          7.1.3 for all A Products, upon TEVA's initiation of commercial operations in Spain concerning all or substantially all of the Products through Teva's acquisition of or joint venture engagement or similar transaction with a party in Spain.

7.2 For the avoidance of any doubt, the occurrence of any Material Event shall not itself terminate this Agreement, save the provisions pursuant to Article 10 below.

8.        CONSEQUENCES MATERIAL EVENT


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          Upon the occurrence of any Material Event pursuant to Article 7 above, LICENSEES shall be obligated to transfer or arrange the transfer to TEVA or Affiliate designated by TEVA within one (1) month as from the date of such Material Event the letter of access, or similar document in form and substance satisfactory to TEVA concerning each relevant Marketing Authorisation, including any Marketing Authorisations granted after the date of Material Event which were applied for from the Regulatory Authorities, together with a photocopy of the corresponding complete and current Dossier of LICENSEES for each A Product the Material Event has occurred free of charge. LICENSEES shall undertake to sign all papers, documents and instruments, and do all that may be necessary to obtain such Marketing Authorisation and Dossier in Teva's name.

          In the event TEVA or designated Affiliate has not obtained such relevant letter of access or similar document within such one (1) month period, this event shall be a "Permitted Event" under this Agreement. Licensees shall permit Teva to exercise the power of attorney pursuant to Clause 4.2 above to obtain such Marketing Authorisation to Teva or designated Affiliate.

9.        CONFIDENTIALITY

9.1 The term "Confidential Information" shall hereafter be defined as any secret and/or proprietary information, including without limitation chemical processes, pharmaceutical formulations, business information and data, business strategies, product development information, financial information and data, market studies, and possible or intended submissions to the relevant Regulatory Authorities, regardless whether such information is verbal, written, graphic, photographic, recorded, prototype, sample or in any other form.

9.2 Each Party shall treat and maintain in strict confidence and secrecy and shall not use, for a period of ten (10) years from the date of termination of this Agreement, the Confidential Information disclosed by the other Party (including all information disclosed prior to the date hereof). Neither Party shall use any portion of the Confidential Information disclosed to it by the other Party or disclose such information to any person or entity whatsoever, except as specifically provided herein. The Parties may disclose the Confidential Information of the other Party to their respective consultants, Affiliates, directors, officers and employees, but only to the extent for which such disclosure is necessary in furtherance of this Agreement, provided such Party shall procure from such persons commitments to treat and maintain the Confidential Information in strict confidence and secrecy and to not use the information for any purpose


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          whatsoever except in the performance of their duties in furtherance of this Agreement.

9.3 Confidential Information shall not include information that can clearly be demonstrated to have been:

          9.3.1 Generally known to the public through no fault of the Party to whom the Confidential Information was disclosed;

          9.3.2 Known to and in the lawful possession of a Party prior to disclosure thereto by the other Party, as evidenced by written evidence; or

          9.3.3 Obtained from a third party lawfully in possession and with no limitation regarding disclosure thereof, and having the right to disclose the same; or

          9.3.4 Required to be disclosed by operation of law, provided that prior to any such disclosure the Party required to make such disclosure shall notify the other Party in order to enable the other Party to seek an appropriate protective order and provided that any such disclosure shall only be to the extent required to comply with the applicable law.

9.4 In the event that either Party at any time requests return of the Confidential Information that it provided to the other Party, the other Party shall promptly surrender to the requesting Party all documents, records, notes, copies, computer files and other material containing the applicable Confidential Information and shall not retain any copies thereof.

10.       TERM AND TERMINATION

10.1 This Agreement and the Supply Agreement that is entered into on the same date shall become effective as from the date of signature and shall for each A Product be concluded an initial term of 5 years starting from the date of its Commercialisation and shall thereafter be renewed automatically on an annual and Product-by-Product basis unless either party provides the other with not less than 6 months' prior written notice of its intention not to renew.

10.2 This Agreement that is entered into in respect of B Products and C Products from TEVA shall become effective as from the date of signature and shall thereafter be renewed automatically on an annual basis and Product-by-Product basis unless either Party provides the other with not less than thirty (30) days prior written notice of its intention not to renew.


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10.3      Notwithstanding Clause 10.1 and 10.2 above, this Agreement may be terminated earlier in the way and manner described below:

          10.3.1 In the event that a Party to this Agreement should be dissolved, becomes insolvent, makes a voluntary or involuntary assignment of assets for the benefit of creditors, be assigned in bankruptcy court, or otherwise be faced with circumstances reasonably warranting the conclusion that, that Party will not be able within the foreseeable future, to adequately comply with its obligations under this Agreement, then the other Party to this Agreement may terminate the Agreement immediately, by giving notice of its intention to terminate in writing, and without the Party thereby being terminated having any entitlement to compensation under whatever title;

          10.3.2 Either Party shall have the right to terminate this Agreement upon three (3) months written notice to the other Party in the event of any (direct or indirect) voluntary, involuntary or compulsory change in control or effective control of the other Party, without any entitlement to compensation under whatever title as a result of such termination.

10.4 Notwithstanding Clause 10.1 and 10.2 above, this Agreement may be terminated earlier and in part on a Product-by-Product basis if one of the Parties to this Agreement commits a material breach of any provision of this Agreement pertaining to a certain A Product, B Product and/or C Product from TEVA and fails to remedy such breach within forty-five (45) days after written notification of the breach by the Party not in default, then, the Party not in default shall have the right to terminate this Agreement in regard of that relevant Product. If it is apparent that such breach is not capable of remedy, the Party not in default shall have the right to terminate this Agreement immediately on the date of its written notification of the breach.

10.5 Notwithstanding Clause 10.1 above, this Agreement may be terminated earlier and in part on a Product-by-Product basis in the way and manner described in Clause 12.3 of the Supply Agreement.

11.       RIGHTS AND OBLIGATIONS UPON TERMINATION

11.1 Upon termination of this Agreement pursuant to Clause 10.1 above, TEVA shall assign its rights in the relevant A Product Dossier and corresponding Marketing Authorisations to LICENSEES subject to the conditions precedent that LICENSEES have provided TEVA within one (1) month from the date of such termination with the letter of access or


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          similar document in form and substance satisfactory to TEVA concerning each respective Marketing Authorisation, together with a photocopy of the complete and current Dossier of LICENSEES and in the way and manner described in Article 8 of this Agreement. For the avoidance of any doubt, the assignment of rights shall be non-exclusive and for the Territory only.

11.2 Upon termination of this Agreement pursuant to Clause 10.2 above for each respective B Product and/or C Product from Teva, LICENSEES shall provide TEVA or Affiliate designated by TEVA within one (1) month from the date of such termination with the letter of access or similar document in form and substance satisfactory concerning each respective Marketing Authorisation, including any applications for Marketing Authorisations, together with the original complete and current Dossier of the relevant B Product and/or C Product from TEVA.

11.3 Upon termination of this Agreement of each respective A Product for reason or cause of TEVA's material breach of any of its obligations under this Agreement and/or the Supply Agreement, the provisions of Clause 11.1 of this Agreement shall survive such termination.

11.4 Upon termination of this Agreement of each respective A Product for reason or cause of (i) each of LICENSEES' material breach of any of its obligations under this Agreement and/or the Supply Agreement (ii) the direct or indirect change in control of each of LICENSEES pursuant to Clause 10.3.2 above and (iii) LICENSEES' failure to satisfy the annual minimum quantities on a Product-by-Product basis pursuant to Clause 12.3.2 of the Supply Agreement and (iv) Clause 10.3.1 of this Agreement, LICENSEES shall within one (1) month from the date of such termination provide TEVA or Affiliate designated by TEVA with the letter of access or similar document in form and substance satisfactory to TEVA concerning each respective Marketing Authorisation, including any applications for Marketing Authorisations, together with the original of the complete and current relevant Dossier of LICENSEES and in the way and manner described in
          Article 8 of this Agreement. LICENSEES shall sign all necessary waivers or letters of approval with the sole purpose of transferring the concerned Product Dossiers and/or Marketing Authorisations back to TEVA.

11.5 In the event TEVA or designated Affiliate has not obtained the letter of access or similar document in form and substance satisfactory to TEVA within such one (1) month period under this Article, this event shall be construed as Permitted Event under this Agreement. Licensees shall permit TEVA to exercise the power of attorney pursuant to Clause 4.2


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          above to transfer such Marketing Authorisation to TEVA or designated
          Affiliate.

11.6 Upon termination of this Agreement for whatever reason or cause, neither Party shall be entitled to any compensation for loss of profit or loss of goodwill directly or indirectly attributable to (i) such termination or (ii) for any other reason.

11.7 Upon termination for whatever reason or cause, LICENSEES and TEVA shall return to each other all Confidential Information supplied by one Party to the other in accordance with Clause 9.4 above.

11.8 The provisions of Articles 1, 5, 9, 11, 12 and 19 shall survive termination of this Agreement.

12.       CROSS-INDEMINIFICATION

12.1 TEVA agrees to defend, indemnify and hold harmless LICENSEES and their Affiliates, their respective officers, agents, and employees from and against any and all claims, losses, suits, liabilities, damages and expenses (including, but not limited to, reasonable attorney's fees) arising out of injuries to persons and/or damage to property due to
          (i) a breach by TEVA of any of its representations and warranties under Article 5 of this Agreement and/or (ii) a material breach by TEVA of any of its obligations under this Agreement and/or (iii) the wilful misconduct or negligence of TEVA in its performance in accordance with this Agreement.

12.2 LICENSEES agrees to defend, indemnify and hold harmless TEVA and its Affiliates, its respective officers, agents, and employees from and against any and all claims, losses, suits, liabilities, damages and expenses (including, but not limited to, reasonable attorney's fees) arising out of injuries to persons and/or damage to property due to
          (i) a breach by LICENSEES of any of their representations and warranties under Article 5 of this Agreement and/or (ii) a material breach by LICENSEES of any of their obligations under this Agreement and/or (iii) any damages attributable to any acts or omissions in the Commercialisation of the Products and/or (iv) the wilful misconduct or negligence of LICENSEES in their performance in accordance with this Agreement.

12.3 Indemnification pursuant to Clauses 12.1 and 12.2 as the case may be shall be subject to the condition that either Party shall notify the other if it becomes aware of any claims, actions, suits, losses, liability, costs or expenses in respect of which indemnification by the other Party is called for by this Article. Both Parties shall consult and co-operate to the extent possible in the defence of any such claims or suits or negotiations pertaining hereto. Notwithstanding each Party's responsibility in respect of court proceedings, neither Party shall take any action with respect to such claims or suits to prejudice the interests of the other Party.

12.4 In the event any third party makes a claim or files a suit alleging that Teva or the Marketing Authorisation Holders have infringed an intellectual property right, including a patent or trademark, of such third party, relating to a Product (an "Infringement Claim"), the parties agree to inform each other of such infringement or alleged infringement and to assist each other in taking the necessary steps to defend these rights.

12.5 Upon receipt of notice to the parties of an Infringement Claim, (i) if the parties jointly determine to continue to sell the Products in the Territory, they shall then jointly agree in writing upon how any eventual liabilities will be shared if the third party prevails in the Infringement Claim; (ii) if Teva decides that the sales of the Products in the Territory shall continue and the Marketing Authorisation Holders have not agreed, the Marketing Authorisation Holders shall continue the sales of the Products in the Territory only upon receipt from Teva of a written indemnity for all costs and liabilities relating to the Infringement Claim; and (iii) if the Marketing Authorisation Holders decides that the sales of the Products in the Territory shall continue and Teva has not agreed, the Teva shall continue supply the Products to the Marketing Authorisation Holders only upon receipt from the Marketing Authorisation Holders of a written indemnity for all costs and liabilities relating to the Infringement Claim. If no agreement is reached as set forth in the prior sentence, Teva shall repurchase any inventory of the affected Products held by the Marketing Authorisation Holders and pay for such inventory returned at the price paid to Teva.

13.       SEVERABILITY

          If any term or provision of this Licence Agreement shall be held invalid or unenforceable, the remaining terms hereof shall not be affected but shall be valid and enforced to the fullest extent permitted by law. The Parties hereto shall use best efforts to substitute a valid, legal and enforceable provision, which, in so far as practical, implements the purpose hereof.

14.       WAIVER

          Failure by either Party at anytime to terminate this Agreement as a result of a material or persistent breach of the terms hereof by the other Party or to enforce any of the terms or conditions of this Agreement, shall not prejudice the right of that Party subsequently to terminate this Agreement or enforce its rights hereunder for a subsequent breach of its obligation hereunder by the other Party.

15.       ASSIGNMENT AND DELEGATION

          This Agreement, or any part thereof, and the rights and/or obligations of TEVA hereunder, shall be assignable and/or delegable to its Affiliates without the prior written consent of the other Party provided that any such assignment or delegation shall not relieve such assigning party of its obligations hereunder, and such party shall remain liable for the proper performance hereunder.

16.       ENTIRE AGREEMENT

          This Agreement, including the preamble and Appendices, constitutes, with the Supply Agreement and the Rights Agreement, signed on the same date, the entirety of the agreements binding the Parties on the subject matter hereof and cancels and replaces all previous agreements, negotiations, commitments and documents pertaining to the object of this Agreement. Any amendment thereto, discharge or release therefrom or other modification thereto, shall be expressed in writing and signed by the Parties' duly authorised representatives.

17.       INDEPENDENT PARTY

          This Agreement does not constitute either Party as the agent, legal representative, or partner of the other for any purpose whatsoever. Neither Party is granted any right or authority to assume or to create any obligation or responsibility, express or implied, on behalf of or in the name of the other, with regard to any manner or thing whatsoever, unless otherwise specifically agreed upon in writing.

18.       NOTICES

          Any notice or other written communication required or permitted to be made or given hereunder may be made or given by either party by facsimile; by first-class mail, postage prepaid; or by air courier to the mailing address or facsimile numbers set as below:

          If to TEVA:

                  Teva Pharmaceutical Industries Ltd.
                  5, Basel Street, 49131 Petach Tiqva, Israel
                  Attention: VP Global Product Development (Generics)
                  Telephone: +972 3 9267 755       Facsimile: +972 3 9267 309


          With a copy to:
                  Teva Pharmaceuticals Europe B.V.
                  Industrieweg 23; 3641 RK Mijdrecht, The Netherlands
                  Attention: President
                  Telephone: +31 (0)297 290 200   Facsimile: +31 (0)297 290 289


          If to LICENSEES:
                  C/o Laboratorios Belmac, S.A.
                  Montearagon, 9 - 1.(a)pta, 28033 Madrid, Spain
                  Attention: Managing Director
                  Telephone: +34 91 388 7201        Facsimile: + 34 91 388 7647

                  With a copy to:
                  Bentley Pharmaceuticals, Inc.
                  65 Lafayette Road, 3rd Floor
                  North Hampton, NH 03862, USA
                  Attention: President
                  Telephone: +1 603 964 8006        Facsimile: +1 603 964 6889

          or to such other addresses or facsimile numbers as either party shall designate by notice, similarly given, to the other party. Notices or written communications shall be deemed to have been sufficiently made or given: (i) if mailed, fourteen days after being dispatched by mail, postage prepaid; (ii) if by air courier, seven days after delivery to the air courier company; or (iii) if by facsimile with confirmed transmission, within five days of transmission.

19.       GOVERNING LAW AND DISPUTE SETTLEMENT

          This Agreement shall be exclusively governed and construed in accordance with the laws of The Netherlands. The Parties shall undertake all reasonable efforts in order to solve in an amicable manner any controversy arising in connection with this Agreement. Any controversy or dispute or claim arising between the Parties which cannot be settled amicably in connection with this Agreement or any agreement in furtherance thereof including disputes with respect to the validity of those Agreements, shall be finally and exclusively settled by the competent court in Utrecht, The Netherlands.

20.       COUNTERPARTS

          This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

IN WITNESS WHEREOF, each of the Parties has executed this Agreement and the Appendices hereto as of the date below.


TEVA PHARMACEUTICAL INDUSTRIES LTD.              LABORATORIOS BELMAC, S.A.

Signature:   /s/ B.TH. VISSER                    Signature: /s/ JAMES R. MURPHY
             ------------------------------                 --------------------

Name:        B.TH. Visser                        Name:      James R. Murphy

Designation: V.P. Europe                         Designation: President


Signature:   /s/ S.W. HU                         Signature:
             ------------------------------                 --------------------

Name:        S.W. Hu                             Name:
                                                      --------------------------

Designation: Legal Counsel Europe                designation:
                                                             -------------------

Date:        July 18, 2000                       date:        July 18, 2000


LABORATORIOS DAVUR S.L.

Signature:   /s/ JAMES R. MURPHY
             ------------------------------

Name:        James R. Murphy

Designation: President

Signature:
             --------------------------

Name:
             --------------------------

Designation:
             --------------------------

Date:        July 18, 2000

                                   APPENDIX A
                                LIST OF A PRODUCTS                   Page 1 of 2


Product Nr.            Active Ingredient                     Formulation
-----------            -----------------                     -----------
*                      *                                     *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

                                   APPENDIX A
                                LIST OF A PRODUCTS                   Page 2 of 2


Product Nr.            Active Ingredient                     Formulation
-----------            -----------------                     -----------
*                      *                                     *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

                                   APPENDIX B
                               List of B Products                    Page 1 of 1


Product Nr.            Active Ingredient                     Formulation
-----------            -----------------                     -----------
*                      *                                     *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

                                   APPENDIX C
                                List of C Products                   Page 1 of 1

No list available yet on the date of this Agreement

                                   APPENDIX D
NON- BINDING ANTICIPATED DATES OF DATA PACKAGE AVAILABILITY REFERRED TO IN CLAUSE 4.1

                                                                     Page 1 of 2


Product Nr.            Active Ingredient                     Anticipated Date
-----------            -----------------                     ----------------
*                      *                                     *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

                                   APPENDIX D
NON- BINDING ANTICIPATED DATES OF DATA PACKAGE AVAILABILITY REFERRED TO IN CLAUSE 4.1

                                                                     Page 2 of 2


Product Nr.            Active Ingredient                     Anticipated Date
*                      *                                     *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.

                                   APPENDIX E
NON-BINDING ANTICIPATED PATENT EXPIRY DATES SUBJECT TO CHANGE PURSUANT TO CLAUSE 5.1

                                                                     Page 1 of 1


Product Nr.         Active Ingredient         Date                Patent Nr.
-----------         -----------------         ----                ----------
*                   *                         *                   *


* Confidential information has been omitted and filed confidentially with the Securities and Exchange Commission.


                                                                              26